Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2012 EARNINGS

Announces Monthly Distributions of $0.077 Cents per Share for a Total of $0.231 Per Share
for First Fiscal Quarter 2013, Equal to Annualized Distribution Rate of $0.924 Per Share

Closed $9.3 Million in Originations since March 31, 2012

RYE BROOK, NY, May 10, 2012 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the third quarter of fiscal 2012 ended March 31, 2012.

For the quarter ended March 31, 2012, the Company recorded net investment income of $1.1 million, or $0.18 per share, and a net increase in net assets resulting from operations of $1.5 million, or $0.25 per share. Net asset value was $8.94 per share at March 31, 2012 compared to $8.92 per share at December 31, 2011.

On May 7, 2012, the Board of Directors declared monthly distributions for the first quarter of fiscal 2013 as follows:

Record Date	Payment Date	Per Share Amount
July 31, 2012	August 15, 2012	$0.077
August 31, 2012	September 14, 2012	$0.077
September 28, 2012	October 15, 2012	$0.077

These monthly distributions equate to a $0.924 annualized distribution rate or a current annualized yield of 12.3%, based on the closing price of the Company’s common stock of $7.52 per share on May 9, 2012.

Financial Highlights for the Third Quarter of Fiscal 2012

➢	Net asset value was $8.94 per share at March 31, 2012.
➢	Weighted average portfolio interest rate was 12.98% at March 31, 2012 compared to 13.04% at December 31, 2011.
➢	Total investment income was $2.4 million, including fee income from structuring fees and other sources of $0.2 million.
➢	Net investment income was $1.1 million, or $0.18 per share.
➢	Net increase in net assets resulting from operations was $1.5 million, or $0.25 per share.
➢	Total portfolio investments at March 31, 2012 were $66.1 million (excluding U.S. treasury bills of $30.0 million), compared to $64.6 million (excluding U.S. treasury bills of $32.5 million) at December 31, 2011.
➢	The Company funded $1.4 million to existing borrowers, funded $0.6 million in one new investment and received a $0.5 million repayment from one borrower.

➢	At March 31, 2012, excluding U.S. Treasury bills, 92% of investments were first lien senior secured loans.
➢	At March 31, 2012, debt outstanding was $15.8 million consisting of $12.4 million drawn under the Company’s $35.0 million senior credit facility and $3.4 million under its senior unsecured notes.
➢	Full Circle paid monthly distributions of $0.077 per share on February 15, 2012 and March 15, 2012 and April 13, 2012.
➢	Per share amounts for the quarter ended March 31, 2012 are based on approximately 6.2 million weighted average shares outstanding.

Recent Funding Activity

On May 1, 2012, the Company invested $4.25 million in a term loan bearing interest at LIBOR plus 12.75% to Matt Martin Real Estate Management, LLC. Matt Martin Real Estate Management, LLC provides real estate disposition services to federal government agencies and other parties.

On May 8, 2012 the Company invested $5.0 million in a senior secured loan bearing interest at 12.00% to Employment Plus, Inc. Employment Plus, Inc. provides temporary and permanent staffing services to the private sector across multiple industries.

Taking into account the $9.25 million of new loan funding subsequent to March 31, 2012, valued at cost and not fair value (which has not yet been determined), the Company’s portfolio assets on a pro forma basis total approximately $75.4 million at May 9, 2012.

Management Commentary

“With the two new loan originations, totaling $9.25 million, which closed subsequent to March 31, 2012, our loan portfolio has reached its highest level since our IPO in August 2010. With these added investments we are moving closer to full deployment at current liquidity levels, which we expect will result in higher investment income from the larger portfolio,” said John Stuart, chairman and chief executive officer of Full Circle Capital Corp. “We continue to move forward on opportunities in our transaction pipeline. Demand for our flexible uni-tranche lending solutions in our target market of lower middle and smaller market companies remains strong.”

“Our investing strategy – to invest in first lien senior secured loans to smaller and lower middle-market companies with a significant level of risk protection and a desirable yield - is reflected in our portfolio metrics. 92% of our portfolio consists of first lien senior secured loans, which gives us the first call on a borrower’s collateral. We remain well positioned for an eventual rise in interest rates with floating rate loans accounting for 91% of the portfolio, which we believe is in the top tier of the BDC universe. In addition, the yield on our loan portfolio remains approximately 13%.”

Third Quarter Fiscal 2012 Results

The Company’s net asset value at March 31, 2012 was $8.94 per share. For the third fiscal quarter ended March 31, 2012, the Company recorded net unrealized appreciation of $0.4 million resulting primarily from fair value adjustments.

The Company generated $2.2 million of interest income during the period, of which 100% was paid in cash. Fee income from structuring fees and other sources totaled $0.2 million. The Company recorded net investment income of $1.1 million, or $0.18 per share, and a net increase in net assets resulting from operations of $1.5 million, or $0.25 per share.

During the quarter, the Company funded $1.4 million to existing borrowers, funded $0.6 million in one new investment and received a $0.5 million repayment from one borrower.

At March 31, 2012, the Company’s portfolio (excluding U.S. Treasury bills and money market funds) included investments in 17 companies, of which 14 were debt investments. The average portfolio company debt investment at March 31, 2012 was $4.7 million. The weighted average interest rate on investments was 12.98%. At fair value, 92% of portfolio investments were first lien loans, 5% were second lien loans and 3% were equity investments. Approximately 91% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 61% at March 31, 2012 compared to 63% at December 31, 2011.

Conference Call Details

Management will host a conference call to discuss these results on Friday, May 11, 2012 at 10:00 a.m. EDT. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 78158604.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. EDT on May 11, 2012 until 11:59 p.m. EDT on May 18, 2012 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 78158604. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

 FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2012	June 30, 2011
	(Unaudited)	(Audited)
Assets
Control Investments at Fair Value (Cost of $7,383,672 and __$1,658,552, respectively)	$7,426,135	$842,884
Affiliate Investments at Fair Value (Cost of $430,500
and $7,174,348, respectively)	216,964	7,112,992
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $90,625,968 and $75,757,764, respectively)	88,487,587	74,838,241
Total Investments at Fair Value (Cost of $98,440,140 and ___$84,590,664, respectively)	96,130,686	82,794,117

Cash	2,862,163	2,065,943
Deposit with Broker	3,050,000	2,657,859
Interest Receivable	880,969	680,527
Principal Receivable	488,821	-
Dividends Receivable	47,306	-
Other Receivable	3,622	-
Prepaid Expenses	83,817	33,642
Other Current Assets	23,931	212,961
Deferred Offering Expenses	23,237	-
Deferred Credit Facility Fees	50,000	50,000
Total Assets	103,644,552	88,495,049

Liabilities
Due to Affiliate	569,508	592,418
Accounts Payable	37,157	116,289
Accrued Liabilities	43,256	73,228
Due to Broker	30,000,050	25,999,632
Dividends Payable	478,892	1,399,361
Interest Payable	101,080	23,361
Other Current Liabilities	1,035,880	412,171
Line of Credit	12,397,168	-
Distribution Notes	3,404,583	3,404,583
Total Liabilities	48,067,574	32,021,043

Net Assets	$55,576,978	$56,474,006
Components of Net Assets
Common Stock, par value $0.01 per share
(100,000,000 authorized; 6,219,382 issued
and outstanding)	$62,194	$62,194
Paid-in Capital in Excess of Par	58,204,411	58,204,411
Distributions in Excess of Net Investment Income	(851,694)	(340,534)
Accumulated Net Realized Gains	471,521	344,482
Accumulated Net Unrealized Losses	(2,309,454)	(1,796,547)
Net Assets	$55,576,978	$56,474,006
Net Asset Value Per Share	$8.94	$9.08

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	20111	2012	20111
Investment Income
Interest Income	$1,940,034	$1,492,929	$5,870,076	$4,295,839
Interest Income from Affiliate Investments	-	441,640	234,864	772,674
Interest Income from Control Investments	228,456	-	483,100	-
Dividend Income	-	2,092	-	2,092
Dividend Income from Affiliate Investments	-	-	-	210,833
Dividend Income from Control Investments	55,393	-	57,216	-
Other Income	138,688	307,689	515,137	508,691
Other Income from Affiliate Investments	-	61,073	54,086	61,073
Other Income from Control Investments	26,389	-	131,389	-
Total Investment Income	2,388,960	2,305,423	7,345,868	5,851,202

Operating Expenses
Management Fee	291,919	250,194	878,569	661,607
Incentive Fee	277,588	348,612	923,864	836,074
Total Advisory Fees	569,507	598,806	1,802,433	1,497,681

Allocation of Overhead Expenses	89,211	90,270	264,103	210,630
Sub-Administration Fees	78,114	78,115	234,343	182,267
Officers’ Compensation	74,800	32,361	192,353	75,472
Total Costs Incurred Under Administration ____Agreement	242,125	200,746	690,799	468,369

Directors’ Fees	32,125	30,625	86,375	85,857
Interest Expenses	211,491	83,365	578,456	413,884
Professional Services Expense	121,301	89,080	435,980	209,205
Bank Fees	2,774	12,866	9,740	29,756
Other	91,063	102,127	294,321	219,443
Organizational Expenses	-	-	-	178,979
Total Gross Operating Expenses	1,270,386	1,117,615	3,898,104	3,103,174

Management Fee Waiver and Expense Reimbursement	-	(173,827)	(313,792)	(415,515)
Total Net Operating Expenses	1,270,386	943,788	3,584,312	2,687,659

Net Investment Income	1,118,574	1,361,635	3,761,556	3,163,543
Net Change in Unrealized Gain (Loss) on Investments	404,773	(1,051,141)	(512,907)	(1,381,276)
Realized Gain on Investments	467	251,780	127,039	344,417
Net Increase in Net Assets Resulting from Operations	$1,523,814	$562,274	$3,375,688	$2,126,684

Net increase in net assets resulting from operations per common share	$0.25	$0.09	$0.54	$0.44
Net investment income per common share	$0.18	$0.22	$0.60	$0.66
Weighted average shares of common stock outstanding	6,219,382	6,215,047	6,219,382	4,820,864

1 Certain amounts have been reclassified to conform to the current period’s presentation

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights (Unaudited)

	Three months ended March 31, 2012	Three months ended March 31, 2011	Nine months ended March 31, 2012	For the period from August 31, 2010 (commencement of operations) to March 31, 2011
Per Share Data [1] :
Net asset value at beginning of period	$8.92	$9.32	$9.08	$9.40
Offering costs	-	-	-	(0.04)
Net investment income	0.18	0.22	0.61	0.52
Change in unrealized loss	0.07	(0.17)	(0.08)	(0.23)
Realized gain	-	0.04	0.02	0.06
Dividends declared	(0.23)	(0.23)	(0.69)	(0.53)
Net asset value at end of period	$8.94	$9.18	$8.94	$9.18

1 Financial highlights are based on average weighted shares outstanding.